EXHIBIT 4.1
[FRONT OF CERTIFICATE]
NUMBER
SHARES
CUSIP NO. 831756 10 1
SMITH & WESSON

AUTHORIZED COMMON STOCK: 100,000,000 SHARES PAR VALUE: $.001	NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA.
THIS IS CERTIFIES THAT
SPECIMEN
IS THE REGISTERED HOLDER OF
SHARES OF SMITH & WESSON HOLDING CORPORATION COMMON STOCK
transferable on the share register of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
[INCORPORATED GRAPHIC]

SECRETARY	CHAIRMAN OF THE BOARD

COUNTERSIGNED AND REGISTERED:

COUNTERSIGNED Transfer Agent-Authorized Signature
[BACK OF CERTIFICATE]
FOR VALUE RECEIVED, hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE )

Shares of the capital stock

represented by the within certificate, and do hereby irrevocable constitute and appoint
                      Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

NOTICE SIGNATURE GUARANTEED:
SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE, OR BY A BANK (OTHER THAN A SAVINGS BANK) OR A TRYST COMPANY. THE GUARANTEEING FIRM MUST BE A MEMBER OF THE MEDALLION GUARANTEE PROGRAM.
TRANSFER FEE WILL APPLY
This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Smith & Wesson Holding Corporation and Interwest Transfer Company, Inc. dated as of August 25, 2005, as it may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Smith & Wesson Holding Corporation. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. Smith & Wesson Holding Corporation will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Agreement, Rights owned by or transferred to any Person (as defined in the Agreement) who is or becomes an Acquiring Person (as defined in the Agreement) and certain transferees thereof become null and void and will no longer be transferable.